EXHIBIT 23

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements (Forms S-8 No. 33-48351 and S-8 No. 333-67539) pertaining to the Maxco, Inc. Incentive Stock Option Plan and the Maxco, Inc. 1998 Stock Option Plan, and in the related prospectus of our report dated June 6, 2001, with respect to the consolidated financial statements and schedule of Maxco, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2001.

/S/ ERNST & YOUNG LLP

Detroit, Michigan
July 11, 2001